KeyCorp Third Quarter 2019 Earnings Review October 17, 2019 Beth E. Mooney Don Kimble Chairman and Vice Chairman and Chief Executive Officer Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2018 (“Form 10-K”) and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 44 of our Form 10-Q dated June 30, 2019. GAAP: Generally Accepted Accounting Principles 2

3Q19 Investor Highlights . Chairman and CEO Beth Mooney announced planned retirement effective 5/1/2020 . Chris Gorman named President and COO and member of Key’s Board of Directors; Leadership will succeed Mooney as Chairman and CEO on 5/1/2020 Transition . Reflects Board’s robust succession management process and strong executive leadership team ¢ committed to a seamless leadership transition $.38 / $.48 excl. fraud loss (a) 56.0% diluted earnings per common share cash efficiency ratio (b) . Positive operating leverage vs. PQ & PY . Achieved targeted efficiency range with cash efficiency ratio of 56.0% (b) ; reflects disciplined expense management and ongoing continuous improvement efforts Financial Results . Revenue reflects strong balance sheet growth and momentum in fee-based businesses − Average loans and deposits both +4% YoY; driven by strength in commercial and consumer ► Commercial business supported by new and expanded relationships, high client engagement, and strong pipelines ► Consumer business driven by Laurel Road activity and residential mortgage lending − Strength in fees: record 3Q level of investment banking and debt placement fees . Continued focus on asset quality and maintaining strong capital position Disciplined Risk & Capital . Increased common share dividend by 9% in 3Q19, from $.17 to $.185 Management . Completed $248 MM (c) of common share repurchases (a) Non-GAAP measure and excludes previously disclosed fraud loss; see Appendix for detail and reconciliation (b) Non-GAAP measure; see Appendix for detail and reconciliation (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 3

Financial Review 4

Financial Highlights

Continuing operations, unless otherwise noted

		3Q19	2Q19	3Q18	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .38	$ .40	$ .45	(5) %	(16) %
	EPS – excl. fraud loss & notable items[(a), (b)]	.48	.44	.45	9	7
	Cash efficiency ratio[(a)]	56.0 %	61.9 %	58.7 %	(588) bps	(269) bps
	Cash efficiency – excl. fraud loss & notable items[(a), (b)]	56.0	58.7	58.7	(265)	(269)
	Return on average tangible common equity[(a)]	12.4	13.7	16.8	(131)	(443)
	ROTCE – excl. fraud loss & notable items[(a), (b)]	15.4	15.0	16.8	37	(139)
	Return on average total assets	1.14	1.19	1.40	(5)	(26)
	ROA – excl. fraud loss & notable items[(a), (b)]	1.40	1.30	1.40	10	-
	Net interest margin	3.00	3.06	3.18	(6)	(18)
Capital[(d)]	Common Equity Tier 1[(d)]	9.52 %	9.57 %	9.95 %	(5) bps	(43) bps
	Tier 1 risk-based capital[(d)]	10.96	11.01	11.11	(5)	(15)
	Tangible common equity to tangible assets[(a)]	8.58	8.59	8.05	(1)	53
Asset Quality	NCOs to average loans	.85 %	.29 %	.27 %	56 bps	58 bps
	NCOs to average loans excl. fraud loss[(a), (b)]	.31	.29	.27	2	4
	NPLs to EOP portfolio loans[(e)]	.63	.61	.72	2	(9)
	Allowance for loan and lease losses to EOP loans	.96	.97	.99	(1)	(3)

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliation

(b) Excludes fraud loss in 3Q19 and notable items in 2Q19; see Appendix for detail and reconciliations

(c) From consolidated operations

(d) 9/30/19 ratios are estimated

(e) Nonperforming loan balances exclude $497 million, $518 million and $606 million of purchased credit impaired loans at September 30, 2019, June 30, 2019, and September 30, 2018, respectively

5

Loans Total Average Loans Highlights $ in billions vs. Prior Year $95 6.00% $92 . Average loans up 4% from 3Q18 $90 $88 5.50% − Commercial balances reflect strong C&I growth (+8%) driven by broad-based growth with $85 5.00% middle-market clients, partially offset by a 4.67% decline in commercial real estate − Consumer loans reflect growth from Laurel $80 4.64% 4.50% Road, residential mortgage, and indirect auto $75 4.00% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 vs. Prior Quarter Total average loans Loan yield . Average loans up 1% from 2Q19 Portfolio Detail − C&I balances up 2% driven by broad-based $ in billions growth with middle-market clients C&I Consumer − Consumer loans up 3% reflecting growth from $48 $25 Laurel Road, residential mortgage, and indirect auto $45 $23 3Q18 3Q19 3Q18 3Q19 6

Deposits Average Deposits Highlights $ in billions $120 1.40% $110 . Deposit costs flat from 2Q19, reflecting: $106 $100 1.09% 1.20% − Impact of lower interest rates and deposit pricing lag 1.00% $80 . Strong and stable deposit base .74% 34% 0.80% (a) $60 .82% − 26% noninterest-bearing 0.60% − ~65% stable retail and low-cost escrow $40 .53% 0.40% − 85% loan to deposit ratio (b) $20 0.20% vs. Prior Year $0 0.00% . Average deposits up 4% from 3Q18 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 − Strength in consumer banking franchise and Commercial Cost of total deposits growth from commercial relationships Consumer x Cost of total interest-bearing deposits 3Q19 Average Deposit Mix $ in billions vs. Prior Quarter $13.1 . Average deposit balances up .6% vs. 2Q19 $4.7 $27.9 Noninterest-bearing − Strength in consumer banking franchise and NOW and MMDA growth from commercial relationships Savings CDs and other time deposits − Reflects elevated level of short-term deposits $64.6 (a) Based on period-end balances 7 (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

Net Interest Income and Margin

Net Interest Income & Net Interest Margin Trend (TE)

$ in millions; continuing operations


$26 $993
$17 $980
$1,000
$800
$600
$400
$200
$0
4.0%
3.5%
3.0%
2.5%
3.18%
3.09%
3.00%
2.95%
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
Net interest income (TE), excl. PAA
Purchase accounting accretion (PAA)
Reported NIM (TE)
NIM (TE); excl. PAA

	3Q18	4Q18	1Q19	2Q19	3Q19
NIM – reported	3.18%	3.16%	3.13%	3.06%	3.00%
PAA	.09	.07	.07	.05	.05
NIM – excl. PAA	3.09%	3.09%	3.06%	3.01%	2.95%

NII – reported ($MM)	$ 993	$1,008	$985	$989	$980
PAA	26	23	22	17	17[(a)]
NII – excl. PAA	$967	$985	$963	$972	$963

Highlights

- Excluding PAA, 3Q19 net interest income was $963 MM and net interest margin was 2.95%

vs. Prior Year

- Net interest income down $4 MM, or .4% from 3Q18, excl. PAA
  - Largely driven by higher interest-bearing deposit costs and lower loan fees, partially offset by higher earning asset balances

vs. Prior Quarter

- Net interest income down $9 MM, or 1%, from 2Q19, excl. PAA
  - Reflects lower interest rates and lower loan fees, partially offset by higher earning asset balances and one additional day in the quarter

NIM Change vs. Prior Quarter	2Q19:	3.06%
Interest rates and other		(.05)
Loan fees		(.01)
Total change		(.06)
	3Q19:	3.00%

TE = Taxable equivalent PAA = Purchase accounting accretion

(a) 3Q19 purchase accounting accretion of $17 MM is made up of $13 MM related to contractual maturities and $4 MM related to prepayments

8

Noninterest Income

Noninterest Income

$ in millions up / (down)	3Q19	vs. 3Q18	vs. 2Q19
Trust and investment services income	$ 118	$ 1	$ (4)
Investment banking and debt placement fees	176	10	13
Service charges on deposit accounts	86	1	3
Operating lease income and other leasing gains	42	7	(2)
Corporate services income	63	11	10
Cards and payments income	69	-	(4)
Corporate-owned life insurance	32	(2)	(1)
Consumer mortgage income	14	5	4
Mortgage servicing fees	23	4	(1)
Other income	27	4	10
Total noninterest income	$ 650	$ 41	$ 28

Highlights

vs. Prior Year

- Noninterest income up $41 MM (+7%) from 3Q18, reflecting continued momentum across fee-based businesses
  - Record third quarter of investment banking and debt placement fees (+$10 MM)
  - Corporate services income (+$11 MM); driven by higher derivatives income
  - Strength in mortgage: consumer mortgage income (+$5 MM) and mortgage servicing fees (+$4 MM)

vs. Prior Quarter

- Noninterest income up $28 MM (+5%) from 2Q19
  - Investment banking and debt placement fees increased $13 MM to reach record third quarter
  - Corporate services income (+$10 MM) due to higher derivatives income
  - Investments in mortgage business drive consumer mortgage income (+$4 MM)

9

Noninterest Expense

Noninterest Expense

$ in millions up / (down)	3Q19	vs. 3Q18	vs. 2Q19
Personnel	$ 547	$ (6)	$ (42)
Net occupancy	72	(4)	(1)
Computer processing	53	1	(3)
Business services, professional fees	43	-	-
Equipment	27	-	3
Operating lease expense	33	2	1
Marketing	26	-	2
FDIC assessment	7	(14)	(2)
Intangible asset amortization	26	3	4
OREO expense, net	3	-	(1)
Other expense	102	(7)	(39)
Total noninterest expense	$ 939	$ (25)	$ (80)
Notable Items:			
Laurel Road acquisition expenses	$ -	-	(2)
Efficiency initiative expenses	-	-	(50)
Total noninterest expense, excl. notable items[(a)]	$ 939	$ (25)	$ (28)

Highlights

vs. Prior Year

- Noninterest expense down $25 MM, or 3%
  - Reflects the successful implementation of expense initiatives, partially offset by expenses related to Key's acquisition of Laurel Road in April 2019
  - Lower FDIC assessment reflects elimination of quarterly surcharge

vs. Prior Quarter

- Noninterest expense down $80 MM, or 8%
  - Excluding notable items down $28 MM, or 3%[(a)]
  - Notable items from 2Q19 were primarily severance (personnel) and branch consolidation expenses (other expense)
- Reflects the successful implementation of expense initiatives across franchise
  - Headcount is down 1,250 FTE (↓7%) from last year
- Other expense reflects notable items above and elevated levels of charitable contributions in 2Q19

(a) Non-GAAP measure and excludes notable items: see Appendix for detail

10

Credit Quality

Net Charge-offs & Provision for Credit Losses



$ in millions
$200
$150
$100
$50
$0
3Q19 reflects $123 MM impact from previously disclosed fraud loss
$200
$196
.85%
$60 $62
.27%
.31%(a)
1.00%
.80%
.60%
.40%
.20%
.00%
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NCOs
Provision for credit losses
NCOs to avg loans
NCOs to avg loans excl. fraud loss

Allowance for Loan and Lease Losses



$ in millions
3Q19 allowance for loan losses to period-end loans of .96%
$900
$800
$700
$600
$887
$893
138%
153%
250%
200%
150%
100%
50%
0%
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
Allowance for loan and lease losses
Allowance for loan and lease losses to NPLs

Nonperforming Loans(b)



$ in millions
$800
$600
$400
$200
$0
$645
$585
.72%
.63%
2.00%
1.60%
1.20%
.80%
.40%
.00%
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
NPLs
NPLs to period-end loans

Acquired Loans



$ in millions
$100
$80
$60
$40
$80
$73
$71
$68
$61
$55
$51
.50%
.48%
.52%
.53%
.52%
.50%
.51%
1.00%
.80%
.60%
.40%
.20%
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
Allowance for acquired loans
Acquired loan allowance to period-end acquired loans

NCO = Net charge-off

(a) Excludes fraud loss in 3Q19; see reconciliation on page 20

(b) Nonperforming loan balances exclude $497 million and $606 million of purchased credit impaired loans at September 30, 2019, and September 30, 2018, respectively

11

Capital Common Equity Tier 1 (a) Highlights 11.00% . Strong capital position: CET1 ratio of 9.52% (a) at 9/30/2019 9.95% 10.00% 9.52% . Increased common share dividend 9% ($.17 to $.185 per share) 9.00% . Completed $248 MM (c) of common share 8.00% repurchases in 3Q19 7.00% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Tangible Common Equity to Tangible Assets (b) Quarterly Common Share Dividend +9% 3Q19 vs. 3Q18 $0.20 10.00% $.185 $.17 9.00% 8.58% $0.16 8.05% 8.00% $0.12 7.00% 6.00% $0.08 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 (a) 9/30/19 ratios are estimated (b) Non-GAAP measure: see Appendix for reconciliation 12 (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

4Q Outlook and Long-term Targets 4Q19 (vs. 3Q19) Long-term Targets Average Loans: Up low single digit Positive operating leverage Average Deposits: Relatively stable Net Interest Income (TE): Relatively stable Cash efficiency ratio: 54% - 56% Noninterest Income: Up low single digit Moderate risk profile: Net charge-offs to avg. loans targeted Noninterest Expense: Up low single digit range of 40 - 60 bps Net Charge-offs: Relatively stable (excl. fraud loss impact) Provision: >NCOs (reflecting loan growth) ROTCE: 16% - 19% GAAP Tax Rate: Approximately 16% Guidance ranges: relatively stable: +/- 2%; low single digit: <3% 13

Appendix 14

Loan Portfolio Detail, at 9/30/19 Total Loans Commercial Loans $ in billions 9/30/19 % of total Diversified Portfolio by Industry loans Total commercial loans: Utilities Agriculture Automotive Commercial and industrial $ 48.4 52 Business Products Transportation Business Services Commercial real estate 14.6 16 Technology Media And Telecom C&I CRE Chemicals Commercial lease financing$40 4.5$18 5 Construction Total Commercial $ 67.5 73 Consumer Discretionary Residential mortgage 6.5 7 Real Estate Home equity 10.5 11 Consumer Services Consumer direct 2.8 3 Credit card 1.1 1 Equipment Public Sector Consumer indirect 4.4 5 Other Finance Total Consumer $ 25.3 27 Oil And Gas Materials/ Metals And Mining Extraction Home Equity Commercial Real Estate 2008/ Outstanding Average Average prior Balances Loan Size FICO Construction vintage . Focused on relationships with CRE owners First lien $ 6,285 59% $ 71,471 775 14 % Second lien 4,171 41 46,052 775 25 . Aligned with targeted industry verticals Total home equity $ 10,456 . Primarily commercial mortgage; selective approach to construction . Combined weighted-average LTV at Commercial mortgage origination: 70% Fixed . Criticized non-accruals: 0.6% of period- 67% 90% Variable 49% end balances (a) 51% . $573 million in lines outstanding (8.6% of the home equity lines) come to end of draw period by 3Q21 9/30/2009 9/30/2019 Tables may not foot due to rounding 15 (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

Investment Portfolio

Average Total Investment Securities



$ in billions
$32.0
$24.0
$16.0
$8.0
$0.0
$29.7
$32.6
2.30%
2.49%
2.75%
2.50%
2.25%
2.00%
1.75%
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19
Average AFS securities
Average HTM securities
Average yield(a)

Securities Cash Flows(b) as a % of Total Securities



40.0%
30.0%
20.0%
10.0%
0.0%
3.5%
3.8%
29%
27%
3.7%
17%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1Q16 3Q16 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19
Securities cash flows as a % of total securities(b)
Mortgage rate(c)

Highlights

- Portfolio used for funding and liquidity management:
  - Composed primarily of Fixed Rate GNMA and GSE-backed MBS and CMOs
  - GNMA 43% of 3Q19 average balances
  - Reinvestments continue to be in High Quality Liquid Assets
- Continued to replace cash flows at modestly higher yields during 3Q19
  - Yield on new investments ~5 bps higher than maturities
- Over the past several quarters, strategically positioned the portfolio to provide greater yield stability in a lower interest rate environment:
  - Grew allocation to bullet-like or locked-out securities backed by commercial mortgages by ~15%
  - Focused on investing in securities backed by residential mortgage collateral with lower prepayment risks
  - Annualized cash flows in 3Q19 came in ~10% lower compared to when mortgage rates were at similar levels in 2016
- Portfolio average life of 4.5 years and duration of 3.6 years at 9/30/2019

(a) Yield is calculated on the basis of amortized cost
(b) Quarterly cash flows annualized
(c) Average 30-year Freddie Mac fixed mortgage rate

16

Asset & Liability Management Positioning

Hedging activities moderate interest rate risk: reduce current and future exposure to declining interest rates

3Q19 Balance Sheet Highlights[(a)]

Loan Composition



Prime
13%
Fixed
31%
1 month
LIBOR
42%
Other
7%
3 month
LIBOR
7%

Deposit Mix



Noninterest-
bearing
26%
Interest-
bearing
74%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~70% floating-rate loan mix
  - Laurel Road and Residential Mortgage enhances fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~65% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- Disciplined balance sheet management with recurring re-investment opportunities
  - $32.6 B securities portfolio is >99% government-guaranteed and generates ~$400 MM cash flows per month

Balanced Interest Rate Risk Position

- NII impact of ~1.5% for a ramped 100 bps parallel decrease from current rate levels over 12 months
  - Increase from 2Q19 driven by revised deposit beta assumptions and shift in overall hedging strategy
  - 80% of exposure due to term rates (>3 month term rates)
- Effectively neutral to market Implied Forwards
- Total Hedges of $33.2 B at 9/30/2019
  - $24.1 B of A/LM swaps and floors aimed at commercial loans
  - Executed $2.4 B of floors in 3Q19



3Q19
$16.3 B
$9.1 B
$4.8 B
$3.1 B
A/LM Swaps
Debt Swaps
Floors
Fwd Start Swaps

- Hedging beginning in 3Q18 significantly reduced declining rate exposure (~$17.4 B in total executions 3Q18-3Q19)
- Forward-starting activity scheduled to begin in 4Q19:
  - $3.1 B of swaps with a receive rate of ~2.90% beginning over the next 6 months with a 3-year tenor

(a) Loan and deposit statistics based on 9/30/2019 ending balances

17

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% 4.0% 3.3% .41% .39% .40% 2.7% 2.0% .20% .10% .06% .00% .0% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 30 – 89 days delinquent 90+ days delinquent Metric (b) 3Q19 2Q19 1Q19 4Q18 3Q18 Delinquencies to EOP total loans: 30-89 days .39% .33% .32% .35% .41 % Delinquencies to EOP total loans: 90+ days .06 .08 .13 .13 .10 NPLs to EOP portfolio loans (c) .63 .61 .61 .61 .72 NPAs to EOP portfolio loans + OREO + Other NPAs (c) .77 .66 .66 .64 .75 Allowance for loan losses to period-end loans .96 .97 .98 .99 .99 Allowance for loan losses to NPLs 152.6 158.6 161.1 162.9 137.5 (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $497 million, $518 million, $551 million, $575 million, and $606 million of purchased credit impaired loans at 18 September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	9/30/19	3Q19	3Q19	3Q19	9/30/19	9/30/19	9/30/19	9/30/19
Commercial and industrial[a]	$ 48,362	$ 48,322	$ 170	1.40%	$ 238	$ 554	1.15%	232.77%
Commercial real estate:								
Commercial Mortgage	13,167	13,056	-	-	92	134	1.02	145.65
Construction	1,480	1,463	-	-	2	23	1.55	N/M
Commercial lease financing[e]	4,470	4,497	-	-	7	35	.78	500.00
Real estate – residential mortgage	6,527	6,256	1	.06	42	7	.11	16.67
Home equity	10,456	10,488	4	.15	179	33	.32	18.44
Consumer direct loans	2,789	2,548	8	1.25	3	34	1.22	N/M
Credit cards	1,105	1,100	9	3.25	2	46	4.16	N/M
Consumer indirect loans	4,404	4,226	4	.38	20	27	.61	135.00
Continuing total	$ 92,760	$ 91,956	$ 196	.85%	$ 585	$ 893	.96%	152.65%
Discontinued operations	915	933	-	-	7	11	1.20	157.14
Consolidated total	$ 93,675	$ 92,889	$ 196	.84%	$ 592	$ 904	.97%	152.70%

N/M = Not meaningful

(a) 9/30/19 ending loan balance includes $147 million of commercial credit card balances; average loan balance includes $144 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 9/30/19 NPL amount excludes $497 million of purchased credit impaired loans
(d) 9/30/19 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $10 million at September 30, 2019. Principal reductions are based on the cash payments received from these related receivables

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GAAP to Non-GAAP Reconciliation Three months ended $ in millions 9/30/2019 6/30/2019 9/30/2018 Notable Items Provision for credit losses $ (123) - - Efficiency initiative expenses -$ (50) - Laurel Road acquisition expenses - (2) - Total notable items $ (123) $ (52) - Income taxes (29) (12) - Total notable items after tax $ (94) $ (40) - Earnings per common share (EPS) excluding notable items EPS from continuing operations attributable to Key common shareholders assuming dilution $ .38 $ .40 $ .45 Add: EPS impact of notable items .10 .04 - EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)$ .48 $ .44 $ .45 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $ 17,116 $ 16,969 $ 15,208 Less: Intangible assets (a) 2,928 2,952 2,838 Preferred Stock (b) 1,856 1,856 1,421 Tangible common equity (non-GAAP) $ 12,332 $ 12,161 $ 10,949 Total assets (GAAP) $ 146,691 $ 144,545 $ 138,805 Less: Intangible assets (a) 2,928 2,952 2,838 Tangible assets (non-GAAP) $ 143,763 $ 141,593 $ 135,967 Tangible common equity to tangible assets ratio (non-GAAP) 8.58% 8.59% 8.05% Average tangible common equity Average Key shareholders' equity (GAAP) $ 17,113 $ 16,531 $ 15,210 Less: Intangible assets (average) (c) 2,942 2,959 2,848 Preferred Stock (average) 1,900 1,762 1,316 Average tangible common equity (non-GAAP) $ 12,271 $ 11,810 $ 11,046 Net loan charge-offs to average total loans excluding notable items Net loan charge-offs (GAAP) $ 196 $ 65 $ 60 Less: Notable items 123 - - Net loan charge-offs excluding notable items (non-GAAP) $ 73 $ 65 $ 60 Average loans outstanding $ 91,956 $ 90,785 $ 88,467 Net loan charge-offs to average loans excluding notable items (non-GAAP) 0.31% 0.29% 0.27% Provision for credit losses excluding notable items Provision for credit losses (GAAP) $ 200 $ 74 $ 62 Less: Notable items 123 - - Provision for credit losses excluding notable items (non-GAAP) $ 77 $ 74 $ 62 (a) For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, intangible assets exclude $9 million, $10 million, and $17 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, average intangible assets exclude $9 million, $11 million, and $18 20 million, respectively, of average purchased credit card receivables

GAAP to Non-GAAP Reconciliation Three months ended $ in millions 9/30/2019 6/30/2019 9/30/2018 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) $ 383 $ 403 $ 468 Plus: Notable items, after tax 94 40 - Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items $ 477 $ 443 $ 468 Average tangible common equity (non-GAAP) 12,271 11,810 11,046 Return on average tangible common equity from continuing operations (non- GAAP) 12.38% 13.69% 16.81% Return on average tangible common equity from continuing operations excl. notable items (non- GAAP) 15.42% 15.05% 16.81% Return on average total assets Net income (loss) from continuing operations attributable to Key $ 413 $ 423 $ 482 Plus: Notable items, after tax 94 40 - Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items $ 507 $ 463 $ 482 Average total assets from continuing operations $ 144,158 $ 142,635 $ 136,729 Return on average total assets 1.14% 1.19% 1.40% Return on average total assets excl. notable items (non- GAAP) 1.40% 1.30% 1.40% Cash efficiency ratio Noninterest expense (GAAP) $ 939 $ 1,019 $ 964 Less: Intangible asset amortization 26 22 23 Adjusted noninterest expense (non-GAAP) $ 913 $ 997 $ 941 Less: Notable items - 52 - Adjusted noninterest expense (non-GAAP) $ 913 $ 945 $ 941 Net interest income (GAAP) $ 972 $ 981 $ 986 Plus: Taxable-equivalent adjustment 8 8 7 Noninterest income 650 622 609 Total taxable-equivalent revenue (non-GAAP) $ 1,630 $ 1,611 $ 1,602 Cash efficiency ratio (non-GAAP) 56.0% 61.9% 58.7% Cash efficiency ratio excluding notable items (non-GAAP) 56.0% 58.7% 58.7% 21